Oral Agreement

Date January 20, 2016

This Oral Agreement (further the Agreement) in composed between Newmarkt Corp. (further the Corporation) and Denis Razvodovskij (further the President) in consideration of the following:

The President hereby verbally confirm the ability to loan to the Corporation funds in the amount of $100,000 USA dollars (one hundred thousand USA dollars) for the purpose of the Corporation’s needs, such as expanses related to the Form S-1 Registration Statement and other necessary provisions I regards to the Corporation’s business operations.

Confirmation signatures of the Corporation and the President:

/s/ Design Razvodovskij__________________________________________

Newmarkt Corp./ Denis Razvodovskij